STOCK APPRECIATION RIGHTS AWARD AGREEMENT

VAALCO ENERGY, INC.

2016 STOCK APPRECIATION RIGHTS PLAN

Grantee: _______________________

1.Grant of Stock Appreciation Rights. As of the Grant Date (identified in Section 16 below), VAALCO Energy, Inc., a Delaware corporation (the “Company”) hereby grants a Stock Appreciation Rights Award (the “SAR Award”) to the Grantee (identified above), an Employee of the Company, to exercise the Stock Appreciation Rights (“SARs”) subject to the SAR Award for the number of shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), as identified in Section 16 (the “Shares”).  This SAR Award is subject to the terms and conditions of this agreement (the “Agreement”) and the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan (the “Plan”).  The Plan is hereby incorporated herein in its entirety by reference.

2.Definitions.    All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 16 sets forth definitions for certain of the capitalized terms used in this Agreement.

3.SAR Term.  The SAR Award shall commence on the Grant Date (identified in Section 19 below) and terminate on the fifth (5th) anniversary of the Grant Date as specified in Section 16.  The period during which the SAR Award is in effect and may be exercised is referred to herein as the “SAR Period”.

4.SAR Price.    The SAR Price per Share is identified in Section 16.

5.Vesting.    The total number of Shares subject to this SAR shall vest in accordance with the vesting schedule described in Section 16 (the “Vesting Schedule”).  The SARs may be exercised at any time after they become vested, in whole or in part, during the SAR Period.  The right of exercise provided herein shall be cumulative so that if the SAR Award is not exercised to the maximum extent permissible after vesting, the vested portion of the SAR Award that has not been exercised shall remain exercisable, in whole or in part, at any time during the SAR Period subject to Section 8.

6.Method of Exercise.

(a)Stock SAR Exercise Agreement.  To exercise a SAR, the Grantee (or in the case of exercise after Grantee’s death or incapacity, the Grantee’s executor, administrator, heir or legal representative, as the case may be) must deliver an executed stock SAR exercise agreement on the form provided by the Company (the “Exercise Agreement”) to the Company at least one business day before the proposed exercise date.  The Exercise Agreement sets forth the Grantee’s election to exercise the SAR Award and the number of vested SARs being exercised.  If someone other than Grantee exercises the SAR, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise the SAR.  The Grantee may withdraw notice of exercise of the SAR in a writing directed to the Company that is received by the Company prior to the close of business on the business day that immediately precedes the proposed exercise date.

(b)Limitations on Exercise.  The SAR may not be exercised unless such exercise is in compliance with Applicable Laws, as determined by the Company.  The SAR may not be exercised for fewer than one Share or for a fractional Share, unless the entire remaining vested SARs subject to the SAR Award are being exercised, which exercise includes a fractional Share.

7.Payment for SARs upon Exercise.  Upon exercise of the SAR Award during the SAR Period, the Grantee (or other Person with the right to exercise the SAR) will be entitled to receive payment of an amount determined by multiplying the Spread (described below) by the number of vested SARs as to which the SAR Award has been exercised, less applicable tax and any other required withholdings.  The amount due shall be payable by the Company in a cash lump sum payment within ten (10) calendar days after the exercise date.

The term “Spread” means the difference in U. S. dollars between the SAR Price on the Grant Date as specified in Section 16, and the Fair Market Value of one Share of Common Stock on the exercise date of the vested SAR.  The maximum gross amount of any cash payment payable upon exercise of a vested SAR (before tax withholdings) is limited to _______ percent (___%) of the SAR Price of the exercised SAR on its Grant Date.  Any amount of Spread in excess of this ___% limit shall be disregarded and not payable to Grantee or any other Person as of the exercise date or any future date.

8.Termination of Employment.  Voluntary or involuntary termination of Employment shall affect Grantee’s rights under the SAR as follows:

(a)Termination for Cause.  The entire SAR Award, including any vested portion thereof, shall expire and terminate on the date of termination of Employment and shall not be exercisable to any extent if Grantee’s Employment is terminated for Cause (as defined in the Plan at the time of such termination of Employment) effective as of 12:01 a.m. (CST) on the date of such termination.

(a) Retirement.  In the event of Grantee’s Retirement at or after attaining (i) age 65 and (ii) at least ten (10) years of Employment service, all of the SARs subject to the SAR Award shall automatically become 100% vested as of the date of termination of Employment without regard to the Vesting Schedule.  Upon termination of Employment due to the Grantee’s Retirement at or after attaining age 65 but without ten (10) years of Employment service, any non-vested portion of the SAR Award shall immediately terminate and no further vesting shall occur.  Any vested portion of the SAR Award to the extent not exercised shall expire on the expiration of six (6) months after the date of termination of Employment due to Retirement; provided, however, in no event may any SAR be exercised by anyone after expiration of the SAR Period.

(c)Death or Disability.  If Grantee’s Employment is terminated due to death or Disability, then (i) any non-vested portion of the SAR shall immediately expire on the termination of Employment date and (ii) any vested portion of the SAR Award to the extent not exercised by Grantee shall expire on the one-year anniversary date of the termination of Employment date or, in the case of death, by the Person or Persons to whom Grantee’s rights under the SAR Award have passed by will or by the laws of descent and distribution or, in the case of Disability, by Grantee or Grantee’s legal representative; provided, however, in no event may any SAR be exercised by anyone after expiration of the SAR Period.

(d)Other Involuntary Termination or Voluntary Termination.  If Grantee’s Employment is terminated for whatever reason, or Grantee resigns for any reason, either voluntarily or involuntarily, except for Cause, Retirement, death or Disability as set out above, then (i)  any non-vested portion of the SAR Award shall immediately expire on the termination of Employment date and (ii) any vested portion of the SAR Award to the extent not exercised shall expire one hundred twenty (120) days after such termination date; provided, however, in no event may any SAR be exercised by anyone after expiration of the SAR Period.

9.Independent Legal and Tax Advice.  Grantee acknowledges that the Company has advised Grantee to obtain independent legal and tax advice regarding the grant and exercise of any SAR.

10.Reorganization of Company.  The existence of the SAR shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.Adjustment of Shares.  In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments may be made to the terms and provisions of the SAR as provided in the Plan.

12.No Guarantee of Employment.  The SAR Award shall not confer upon Grantee any right to continued Employment (or any other relationship) with the Company or any affiliate thereof.

13.Grantee Confidentiality Obligations.  In accepting the SAR Award, Grantee acknowledges that Grantee is obligated under Company’s policy and Applicable Laws to protect and safeguard the confidentiality of trade secrets and other proprietary and confidential information belonging to the Company and its affiliates, and that such obligations continue beyond termination of Employment.

14.Withholding of Taxes.  The Company shall have the right to (a) make deductions from the Spread otherwise deliverable upon exercise of a SAR in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, and (b) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

15.General.

(a)Notices.  All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable.  Notices shall be effective upon receipt.

(b)Transferability of SAR.  The SAR Award, or any portion thereof, is transferable only to the extent permitted under the Plan at the time of transfer (i) by will or by the laws of descent and distribution, or (ii) by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code).  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee or any permitted transferee thereof.

(c)Amendment and Termination.  Subject to the terms of the Plan, no amendment, modification or termination of this Agreement shall be made at any time without the written consent of Grantee and Company.

(d)No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to Grantee or any other person.  The Grantee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant and exercise of any SAR.

(e)Severability.  In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(f)Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the SARs covered hereby.  Grantee hereby acknowledges and represents that Grantee has not relied on any communications, promises, statements, inducements, or representations, oral or written, by the Company or any other Person, in connection with the Plan or the Agreement except as expressly set forth in this Agreement.

(g)Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

16.Definitions and Other Terms.  The following capitalized terms shall have those meanings set forth opposite them:

(a) Grantee:
(b) Grant Date:
(c) Number of SARS:	SARS representing ______________ Shares of the Company’s Common Stock.
(d) SAR Price (FMV of the Shares on Grant Date):	____________($_________) per each SAR,
(e) SAR Exercise Period:	Grant Date through the ______ annual anniversary of the Grant Date (until 5:00 p.m. CST)
(f) SAR Vesting Schedule:

Provided that the Grantee remains in Employment, SARs for _____% of the SARs covered by this Agreement (rounded down to the next whole number of Shares) shall vest on the first anniversary of the Grant Date; SARs for ____% of the SARs covered by this Agreement (rounded up to the next whole number of Shares) shall vest on the second anniversary of the Grant Date; and the remaining SARs covered by this Agreement shall vest on the third anniversary of the Grant Date, as follows:

Date	Vested Number of SARs
First Anniversary of Grant Date
Second Anniversary of Grant Date
Third Anniversary of Grant Date
TOTAL

Notwithstanding the foregoing Vesting Schedule or any provision herein to the contrary, in the event of a Change in Control (as defined in the Plan) while Grantee is in Employment, all of the SARs shall automatically become 100% vested and fully exercisable as of the date immediately preceding the Change in Control date.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has hereunto executed this Agreement, to be effective as of the Grant Date.

VAALCO ENERGY, INC.

By:

______________________________ Steven Guidry, Chief Executive Officer

Date:
_____________________________
Address for Notices:

VAALCO Energy, Inc.
9800 Richmond Avenue, Suite 700
Houston, Texas 77042
Attn: Eric J. Christ, General Counsel

GRANTEE ________________________ Signature ________________________ Printed Name ________________________ Date ________________________ Address for Notice